[GRAPHIC OMITTED][GT GLOBAL LOGO]



GT Global, Inc.             415 392 6181
Fifty California Street
27th Floor
San Francisco, CA
94111-4624

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Re:      BANK AND BANK-AFFILIATED DEALER AGREEMENT-CLASS A AND CLASS B SHARES


Financial Adviser:

GT Global, Inc. ("Us" or "We"), as a general distributor and principal underwriter, as such term is defined in the Investment Company Act of 1940 ("1940 Act"), of the shares of the mutual funds that now or hereafter may be included in the GT Global Mutual Funds ("Funds;" each individually a "Fund"), agrees to sell to your customers, through you as their agent, Class A shares and Class B shares issued by the Funds, subject to any limitations imposed by any of the Funds and subject to confirmation by Us in each instance. In addition, you are authorized to tender Class A shares and Class B shares directly to the Funds or their agent for redemption subject to the applicable terms set forth in the respective Class A and Class B distribution agreements between Us and the Funds. You are either (i) a bank (as such term is defined in Section 3(a)(b) of the Securities Exchange Act of 1934, as amended), or (ii) a broker-dealer that is registered with the Securities and Exchange Commission ("SEC") under said Act and is affiliated with a "bank" as so defined.

1. (a) All orders for the purchase of Class A shares of the funds shall be executed only at the public offering price next determined after the order is received, in accordance with the terms of the then current Prospectuses of the respective Funds. We shall provide you with an appropriate agency commission for selling such shares, determined on the same basis as the "dealer reallowance" described in the then current Prospectus of the respective Funds. The current schedule of dealer compensation may be obtained from us upon request. For the Class A shares, to the extent We reallow the full amount or substantially all of the initial sales charge to you, you may be deemed to be an underwriter of the Class A shares under the Securities Act of 1933. We will consider any order you execute for Class A shares to be the total holdings of Class A shares by the investor, and We will treat all orders as not entitled to any reduced sales charge beyond that accorded to the amount of the purchase order as determined by the schedule set forth in the applicable Fund's then current Prospectus, unless you advise Us otherwise when you execute the order,

         (b) All orders for the purchase of Class B shares shall be executed only at the public offering price, which is the next determined net asset value per share after the order is received, in accordance with the terms of the then current Prospectus of the respective Funds. We shall provide you with an appropriate agency commission for selling such shares, determined in accordance with the current schedule of dealer compensation which may be obtained from Us at any time upon request.

         (c) With respect to Paragraphs 1(a) and 1(b) above as applicable, You agree to apply any scheduled variation in or waiver of sales charges uniformly to your customers meeting the qualifications specified in the applicable Fund's then current Prospectus.

2. You agree to provide personal service and/or maintain shareholder accounts, in accordance with the National Association of Securities Dealers, Inc. ("NASD") Rules of Fair Practice, as those terms are used thereunder, or, if you are a bank, the rules and regulations of the applicable bank regulators. For these services, in addition to the compensation, if any, provided for in Paragraph 1(a) or 1(b) of this Agreement, as applicable, We agree to pay you a quarterly fee, based on the average total value of shares held during the quarter in accounts on which you are identified on each Fund's records as the broker/dealer of record, as set forth in the schedule referred to in Paragraph 1(a) or 1(b) above, as applicable. This quarterly fee shall be payable with respect to Class A shares or Class B shares of a Fund only for so long as the respective plans of distribution adopted pursuant to Rule 12b-1 under the 1940 Act, as described in the applicable Fund's then current Prospectus, remain in effect. In addition,
(i) you understand and agree that you shall be paid such quarterly fee until We are in receipt of the service and distribution fees described in the applicable Fund's then current Prospectus for the period in which you provide the services described above, and (ii) our liability to you for the payment of such quarterly fee is limited solely to the portion of that Fund's service and distribution fees equal to the percentage of the Fund's assets represented by your customer accounts. You agree to provide to Us at least annually a description of the services provided by You pursuant to this paragraph. We reserve the right at any time to impose a minimum fee payment thresholds before any quarterly fees will be paid to you hereunder and to cease payment of quarterly fees upon notice to you.

3. We reserve the right to cancel this Agreement at any time without notice if any orders for the purchase of Class A shares or Class B shares are executed by you at other than current public offering price determined by or for the respective Funds, according to Paragraphs 1(a) or 1(b) above, as applicable. We reserve the right to suspend sales or withdraw the offering of Class A shares or Class B shares, without notice and at our sole discretion. We reserve the right to reject any purchase order at our sole discretion.

4. (a) All orders for redemption of Class A shares will be executed by you at the net asset value of such shares in accordance with the then current Prospectus of the applicable Fund. We shall redeem any Class A shares presented to Us for redemption at the net asset value of such shares in accordance with the then current Prospectus of the applicable Fund; provided that redemptions of certain Class A shares may be subject to the imposition of a contingent deferred sales charge ("CDSC Class A shares") as set forth in the then current Prospectuses of the respective Funds. Repurchases of CDSC Class A shares will be made at the net asset value of such shares, less any applicable contingent


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

deferred sales charges, as set forth in the then current Prospectus of the applicable Fund. You agree to immediately present to Us the amount of the contingent deferred sales charge to which such redemptions are subject. Any CDSC Class A shares presented to Us for redemption will be redeemed at the net asset value of such shares, less any applicable contingent deferred sales charge, as set forth in the then current Prospectus of the applicable Fund.

         (b) A11 orders for redemption of Class B shares will be made at the net asset value of such shares, less any applicable contingent deferred sales charges, as set forth in the then current Prospectus of the applicable Fund. You agree to present immediately to Us the amount of the contingent deferred sales charge to which such redemptions are subject. Any Class B shares presented to Us for redemption will be redeemed at the net asset value of such shares, less any applicable contingent deferred sales charges, as set forth in the then current Prospectus of the applicable Fund.

5. (a) No person is authorized to make any representations concerning Class A shares or Class B shares of the Funds except those contained in the then current Prospectuses, Statements of Additional Information, Rule 482 advertisements ("Omitting Prospectuses"), and other printed sales literature authorized and issued by Us or the Funds' investment manager and administrator, Chancellor LGT Asset Management, Inc. ("Chancellor LGT") for public use. You agree to indemnify the Funds, Us, Chancellor LGT and the Funds' transfer agent, GT Global Investor Services, Inc. ("Transfer Agent"), and all directors, trustees, officers and employee of each of them, for any loss, injury, damage, expense or liability arising from or based upon any alleged or untrue statements or representations made by you, other than statements contained in the Prospectuses, Statements of Additional Information, Omitting Prospectuses or authorized printed sales literature.

(b) We will furnish you, without charge and upon request, reasonable quantities of the Funds' Prospectuses, Statements of Additional Information, periodic shareholder reports and printed sales literature authorized by Us for public use, for your use in accordance with the legends thereon.

(c) You agree to distribute Prospectuses and Statements of Additional Information and shareholder reports to your customers in compliance with applicable regulatory requirements, except to the extent that We or our affiliates expressly undertake to do so on your behalf.

(d) You agree not to use other advertising and sales material relating to the Funds, unless you have applied for and obtained pre-clearance of such advertisements from the NASD and such material has also been approved in writing by Us in advance of such use.

(e) In the event that We make a referral to you of a potential investor and such referral results in a sale of Class A shares or Class B shares of the Funds, You shall be obligated to forward such communications from Us to such shareholder as We shall request, at no cost or charge to Us.

(f) Any printed information furnished by Us other than the current Prospectuses and Statements of Additional Information of the Funds, periodic shareholder reports and proxy solicitation materials are our sole responsibility and not the


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

responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you regarding such printed information unless expressly assumed in connection therewith. You agree not to distribute any Fund's periodic shareholder report without first or concurrently delivering to the investor a then current Prospectus of such Fund.

6. Upon request, We will furnish you with public offering prices for the Class A shares and the Class B shares in accordance with then current Prospectuses of the respective Funds, and you agree to quote such prices subject to confirmation by Us. Your attention is called specifically to the fact that each price is always subject to confirmation, and will be the price next determined after receipt of an order,

7. With respect to any and all transactions in the Class A or Class B shares of the Funds pursuant to this Agreement, it is understood and agreed in each that :
(a) you shall be acting solely as agent for the account of your customer; (b) each transaction shall be executed by the Funds only upon receipt of instructions from you acting as agent for your customer; and (c) each transaction shall be for the account of your customers and not for your account. You are not authorized to act as agent for the Funds, Us or any other dealer in any respect. In purchasing or selling Class A shares or Class B shares hereunder you agree to rely only upon the applicable then current Prospectuses and Statements of Additional Information and upon such written representations as may hereafter be made by Us to you over our signature.

8. (a) You agree to pay for purchase orders of any Class A or Class B shares of the Funds as agent for your customers in accordance with the terms of the Prospectus of the applicable Fund. On or before the settlement date of each purchase order for Shares of any Fund, you shall remit to an account designated by Us an amount either (i) equal to the then current public offering price per share less your agency commission, if any, or (ii) the then current public offering price of the Shares of such Fund being purchased without deduction for your agency commission, if any.

(b) If any Class A shares of Class B shares sold by you as agent for your customers under the terms of this Agreement are sold with a sales load and are redeemed for the account of that Fund, or are tendered for redemption, within seven (7) business days after confirmation by Us of the original purchase order for such Class A shares or Class B shares, no quarterly fees, or other compensation will be payable to you with respect to such shares, as set forth under Paragraphs 1 and 2 above, as applicable, and you shall forth-with refund to Us the full amount of such fees and compensation, if any, provided to you on the original sale. We shall forthwith pay to the Fund our portion of the sales load on the sale that had been retained by Us, if any, and shall also pay to the Fund the amount refunded to you. Notice will be given to you of any such redemption within ten (10) business days of the date on which the redemption is requested or share certificates are tendered to Us or to such Fund. Termination or cancellation of this Agreement does not relieve you from the requirements of this subparagraph.

(c) You shall not withhold executing customers' orders for any Class A shares or Class B shares so as to profit yourself as a result of such withholding. You shall not purchase any Class A shares or Class B shares from Us other than for bona fide investment.

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

(d) Neither party to this Agreement shall purchase any Class A shares or Class B shares from a record holder at a price lower than the net asset value determined by or for the issue thereof.

(e) You agree that you will have the responsibility to supervise all sales representatives appointed by, and other persons employed by, you under this Agreement.

9. We shall not accept from you any conditional orders for Class A shares or Class B shares. Delivery of share certificates, if any, for Class A shares or Class B shares purchased shall be made by the Funds only against receipt of the purchase price. If payment for the Class A shares or Class B shares purchased is not received by Us within seven (7) days, the sale may be canceled forthwith without any responsibility or liability on our part or on the part of the Fund (in which case you will be responsible for any loss, including loss of profit, suffered by the Fund resulting from your failure to make payment as aforesaid) or, at our option, We may sell the Class A shares or Class B shares ordered back to the Fund (in which case We may hold you responsible for any loss, including loss of profit suffered by Us resulting from your failure to make payment as aforesaid). If payment for any purchase order is not received in accordance with the terms of the applicable Fund Prospectus, We reserve the right, without notice, to cancel the sale and you alone shall be responsible for any loss sustained by your customer as a result thereof.

10. You will not execute orders purchase of any of the Class A shares or Class B shares except under circumstances that will result in compliance with the applicable federal and state securities laws, and any applicable federal and state banking laws. In connection with orders to purchase Class A shares or Class B shares of a Fund, you will furnish each person to whom any such sale is made with a copy of the applicable then current Fund Prospectus, prior to or concurrently with the receipt of any order. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by Us herein. Nothing herein, however, shall be deemed to be a condition, stipulation or provision permitting any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission, or relieving the parties hereto from any liability arising under the Securities Act of 1933.

11. (a) If you are a "bank" as defined in the first paragraph of this Agreement, then you agree to give written notice to Us immediately in the event that you cease to be a "bank" as so defined. In such event, this Agreement shall automatically terminate upon such written notice.

         (b) If you are a bank-affiliated broker-dealer as described in the first paragraph of this Agreement, you represent and warrant that you are a member of the NASD and, with respect to any sales in the United States, you agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Rules of Fair Practice. You agree to notify Us immediately in the event of your expulsion or suspension from the NASD. Your expulsion from the NASD will automatically terminate this Agreement immediately without notice. Your suspension from the NASD will terminate this Agreement effective immediately upon our written notice of termination to you.



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


12. If you use telephonic, telex or telegraphic means to transmit orders, exchanges or redemptions on behalf of your customers for Class A shares of Class B shares, you hereby agree to indemnify the Funds, Us, Chancellor LGT, the Transfer Agent and all directors, trustees, officers, and employees of each, for any loss, injury, damage, expense or liability (including reasonable attorneys' fees) as a result of our actions based on such telephonic, telex or telegraphic order, exchange or redemption request if your order, exchange or redemption request is erroneous or not authentic but We, in good faith act on such request, or if We have refused to execute such request for any reason.

13. You will not knowingly sell Class A shares or Class B shares of any Fund to any investment company, whether or not registered with the Securities and Exchange Commission, if after such sale, such investment company and its controlled companies would own more than three (3) percent of the total outstanding shares of the Fund, or if after such sale, such investment company and other investment companies directly or indirectly will own more than ten
(10) percent of the total outstanding shares of the Fund.

14. Either party hereto may cancel this Agreement upon ten (10) days' written notice to the other party. This Agreement may be amended by Us at any time upon written notice to you, and your placing of any order after the effective date of any such amendment shall constitute your acceptance thereof.

15. You agree to comply with, and adopt as part of your internal guidelines for sales compliance, our policies regarding the sale of Class A shares and Class B shares of the Funds, as provided to you from time to time.

16. All communications to Us should be sent to the address written above. Any notices to you shall be duly given if mailed, taxed or telegraphed to you at the address specified below. This Agreement shall be binding upon receipt by Us in San Francisco, California, of a counterpart hereof duly accepted and signed by you, and shall be construed in accordance with the laws of the State of California. This Agreement shall replace any prior agreement between Us and shall constitute the entire agreement between the parties with respect to the matters addressed.

                                          GT GLOBAL, INC.



                                          By:______________________________
                                             William J. Guifoyle, President


Accepted:

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